Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 No. 333-73516 and Form S-8 No. 333-110503 pertaining to the Anthem 2001 Stock Incentive Plan;

•	Form S-8 No. 333-84906 and Form S-8 No. 333-129334 pertaining to the WellPoint 401(k) Retirement Savings Plan (formerly Anthem 401(k) Long-term Savings Investment Plan);

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Form S-8 No. 333-97423 pertaining to the Trigon Healthcare, Inc. 1997 Stock Incentive Plan; Trigon Healthcare, Inc. Non-Employee Directors Stock Incentive Plan; and Certain Options Granted to Consultants to Trigon Healthcare, Inc.;

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Form S-8 No. 333-120851 pertaining to the WellPoint Health Networks Inc. 1999 Stock Incentive Plan; WellPoint Health Networks Inc. 2000 Employee Stock Option Plan; WellPoint Health Networks Inc. Comprehensive Executive Non-Qualified Retirement Plan; Cobalt Corporation Equity Incentive Plan; RightCHOICE Managed Care, Inc. 2001 Stock Incentive Plan; RightCHOICE Managed Care, Inc. 1994 Equity Incentive Plan; RightCHOICE Managed Care, Inc. Nonemployee Directors’ Stock Option Plan;

•	Form S-8 No. 333-121596 pertaining to the 2005 Comprehensive Executive Non-Qualified Retirement Plan;

•	Form S-8 No. 333-130743 pertaining to the WellChoice, Inc. 2003 Omnibus Incentive Plan;

•	Form S-8 No. 333-134253 pertaining to the WellPoint 2006 Incentive Compensation Plan;

•	Form S-8 No. 333-156099 pertaining to the WellPoint, Inc. Employee Stock Purchase Plan;

•	Form S-3 No. 333-178394 pertaining to the WellPoint, Inc. automatic shelf registration; and

•	Form S-8 No. 333-159830 pertaining to the WellPoint Incentive Compensation Plan of our report dated February 22, 2012, with respect to the consolidated financial statements and schedule of WellPoint, Inc., and our report dated February 22, 2012, with respect to the effectiveness of internal control over financial reporting of WellPoint, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

February 22, 2012

Indianapolis, Indiana

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